NEWS RELEASE

FOR IMMEDIATE RELEASE

For:

GeoResources, Inc.

Contact:

Cathy Kruse

P. O. Box 1505

Telephone:

(701) 572-2020

Williston, ND  58802

ir@geoi.net

GEORESOURCES, INC. REPORTS THIRD QUARTER AND

NINE-MONTH RESULTS

Williston, ND November 15, 2006 – GeoResources, Inc., (Nasdaq: GEOI), today reported third quarter 2006 net income of $523,415, or $0.14 per share, on revenue of $2,482,041, compared to third quarter 2005 net income of  $575,927, or $0.15 per share, on revenue of $2,375,086.  Operating income for the quarter was $758,472 in 2006 versus $709,726 in 2005.  Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the third quarter of 2006 was $864,706 compared to $927,622 for the third quarter of 2005. 1

For the first nine months of 2006 net income was $1,905,228, or $0.50 per share, on revenue of $7,162,875 versus net income of $1,697,326, or $0.44 per share, on revenue of $6,083,670 during the first nine months of 2005.  Operating income for the nine months increased 54% to $2,351,560. EBITDA for the first nine months was $2,916,184, compared to $2,615,387 during the same period in 2005.  Increased production combined with higher commodity prices generated greater revenue.  However, third quarter 2006 net income declined $53,000 as a result of $169,000 of costs associated with the previously announced merger agreement with Southern Bay Oil & Gas, L.P. and Chandler Energy, LLC.

GeoResources sold a total of 33,548 BOE during the third quarter 2006, a 12% increase compared to 29,978 BOE in the third quarter 2005.  For the nine months ended September 30, 2006, GeoResources sold a total of 100,575 BOE a 17% increase over the 85,820 BOE sold during the same period in 2005.

GeoResources’ subsidiary, Western Star Drilling Company (WSDC), reported 45 operating days in the second quarter and 128 days in the first nine months of 2006.  WSDC drilled three wells for third parties during the third quarter of 2006, generating drilling revenue of $523,555 compared to $694,452 in the third quarter 2005.  For the first nine months, drilling revenue increased 36% to $1,565,200 in 2006 compared to $1,155,095 for same period in 2005.

J.P. Vickers, President of GeoResources, said, “We are continuing to benefit from higher production volumes and strong commodity prices and we expect further gains in production in the fourth quarter when we will have production from the Hammond Field, Carter County, Montana which was brought out of shut-in status in late September.  Also, we are drilling a shallow 3,400 foot exploratory well on our Kramer Prospect in Bottineau County, North Dakota and expect we will make an announcement of our findings in the near future.”

1EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluating us.  Our measure of EBITDA may not be the same as similar measures described by other companies.  EBITDA is calculated as follows:

	Quarter Ended	Quarter Ended
	September 30, 2006	September 30, 2005

Net income	$ 523,415	$ 575,927
Add back
Interest expense	3,991	22,419
Income tax	74,095	110,000
Depreciation and amortization	263,205	219,276
EBITDA	$ 864,706	$ 927,622

	Nine Months Ended	Nine Months Ended
	September 30, 2006	September 30, 2005

Net Income.	$ 1,905,228	$ 1,697,326
Add back:
Interest expense	25,571	70,125
Income tax	287,645	239,000
Depreciation and amortization	697,740	608,936
EBITDA	$ 2,916,184	$ 2,615,387

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2005, for meaningful cautionary language disclosure.

--30--

PART I.  FINANCIAL INFORMATION

ITEM 1.  Financial Statements

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$ 1,399,861	$ 1,669,882
Trade receivables, net	1,396,736	1,109,202
Inventories	429,762	236,081
Prepaid expenses	89,398	38,738
Total current assets	3,315,757	3,053,903
PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the
full cost method of accounting:
Properties being amortized	29,215,750	27,842,549
Properties not subject to amortization	196,999	202,257
Drilling rig and equipment	1,868,613	1,607,094
Leonardite plant and equipment	924,984	854,789
Other	798,745	790,100
	33,005,091	31,296,789
Less accumulated depreciation, depletion
amortization and impairment	(20,375,729)	(19,650,972)
Net property, plant and equipment	12,629,362	11,645,817
TOTAL ASSETS	$ 15,945,119	$ 14,699,720

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 967,939	$ 1,152,532
Accrued expenses	274,255	293,505
Income taxes payable	119,441	64,000
Current portions of capital lease obligations	23,929	41,549
Current maturities of long-term debt	--	523,941
Total current liabilities	1,385,564	2,075,527

CAPITAL LEASE OBLIGATIONS, less current portions	--	13,298
LONG-TERM DEBT, less current maturities	--	177,638
ASSET RETIREMENT OBLIGATION	2,409,070	2,324,690
DEFERRED INCOME TAXES	859,000	753,000
Total liabilities	4,653,634	5,344,153
STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share;
authorized 10,000,000 shares;
issued and outstanding 3,778,269
and 3,765,269 shares, respectively	37,783	37,653
Additional paid-in capital	422,441	391,881
Retained earnings	10,831,261	8,926,033
Total stockholders' equity	11,291,485	9,355,567
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 15,945,119	$ 14,699,720

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005
OPERATING REVENUES:
Oil and gas sales	$ 1,942,072	$ 1,654,831	$ 5,538,966	$ 4,129,992
Leonardite sales	16,414	25,803	58,709	798,583
Drilling revenue	523,555	694,452	1,565,200	1,155,095

	2,482,041	2,375,086	7,162,875	6,083,670

OPERATING COSTS AND EXPENSES:
Oil and gas production	701,798	693,882	2,021,672	1,637,924
Leonardite operations	55,962	76,421	194,023	744,143
Drilling costs	508,708	527,384	1,329,306	1,064,320
Depreciation and depletion	263,205	219,276	697,740	608,936
Selling, general and administrative	193,896	148,397	568,574	496,644

	1,723,569	1,665,360	4,811,315	4,551,967

Operating income	758,472	709,726	2,351,560	1,531,703

OTHER INCOME (EXPENSE):
Interest expense	(3,991)	(22,419)	(25,571)	(70,125)
Interest income	6,803	2,979	20,251	14,543
Gain on involuntary conversion of Leonardite facility	--	--	--	497,743
Professional fees related to proposed merger	(169,289)	--	(169,289)	--
Other, net	5,515	(4,359)	15,922	(37,538)

	(160,962)	(23,799)	(158,687)	404,623

Income before income taxes	597,510	685,927	2,192,873	1,936,326

Income tax expense	74,095	110,000	287,645	239,000

Net income	$ 523,415	$ 575,927	$ 1,905,228	$ 1,697,326

EARNINGS PER SHARE:

Basic	$ .14	$ .15	$ .50	$ .45

Diluted	$ .14	$ .15	$ .50	$ .44

GEORESOURCES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 1,905,228	$ 1,697,326
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and depletion	697,740	608,936
Accretion of asset retirement obligation	84,380	68,720
Deferred income taxes	106,000	88,000
Gain on involuntary conversion of Leonardite facility	--	(497,743)
Other	3,750	6,425
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(287,534)	175,460
Inventories	(193,681)	(11,317)
Prepaid expenses and other	(50,660)	(31,731)
Increase (decrease) in:
Accounts payable	(196,572)	(357,898)
Accrued expenses	(19,250)	6,739
Income taxes payable	55,441	151,000

Net cash provided by operating activities	2,104,842	1,903,917

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,745,841)	(855,797)
Proceeds from insurance claim	--	694,151
Proceeds from sale of property, plant and equipment	72,785	26,946

Net cash used in investing activities	(1,673,056)	(134,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term capital lease obligations	(30,918)	(50,815)
Proceeds from stock options exercised	30,690	96,363
Proceeds from long-term borrowings	--	10,006
Principal payments on long-term debt	(701,579)	(516,673)

Net cash used in financing activities	(701,807)	(461,119)

NET INCREASE IN CASH AND EQUIVALENTS	(270,021)	1,308,098

CASH AND EQUIVALENTS, beginning of period	1,669,882	715,551

CASH AND EQUIVALENTS, end of period	$ 1,399,861	$ 2,023,649

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$ 25,271	$ 70,125
Income taxes	126,204	1,120